UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2017

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As previously reported in a Form 8-K dated April 6, 2017, the Compensation Committee and Board of Directors of Pier 1 Imports, Inc. (the “Company”) approved the performance measures related to the fiscal year 2018 long-term restricted stock incentive awards. Each of the Company’s named executive officers was granted a long-term equity incentive award on April 14, 2017.

Information regarding the long-term equity incentive awards for the named executive officers is set forth in Exhibit 10.1 and the Company’s restricted stock award agreement forms for these grants are attached as Exhibit 10.2, 10.3 and 10.4.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

	Exhibit No.	Description

	10.1	Summary of Long-Term Equity Incentive Awards for the named executive officers.
	10.2	Form of Restricted Stock Award Agreement – April 14, 2017 Time-Based Award.
	10.3	Form of Restricted Stock Award Agreement – April 14, 2017 Performance-Based Award (“EBITDA”).
	10.4	Form of Restricted Stock Award Agreement – April 14, 2017 Performance-Based Award (“ROIC”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: April 20, 2017	By:	/s/ Michael A. Carter
Michael A. Carter, Executive Vice President
Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Long-Term Equity Incentive Awards for the named executive officers.
10.2	Form of Restricted Stock Award Agreement – April 14, 2017 Time-Based Award.
10.3	Form of Restricted Stock Award Agreement – April 14, 2017 Performance-Based Award (“EBITDA”).
10.4	Form of Restricted Stock Award Agreement – April 14, 2017 Performance-Based Award (“ROIC”).